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                                                                    Exhibit 4.01

                       FIRST AMENDMENT TO CREDIT AGREEMENT


                  This First Amendment to Credit Agreement (this "Amendment") is made and entered into as of February __, 1998, by and between CHASE BANK OF TEXAS, N.A., a national banking association ("Lender"), formerly known as TEXAS COMMERCE BANK NATIONAL ASSOCIATION, and TIDEL ENGINEERING, INC., a Delaware corporation ("Borrower").


                                R E C I T A L S:

         A. On June 12, 1997, Lender and Borrower entered into that certain Credit Agreement (the "Credit Agreement") pursuant to which Lender agreed to make loans and advances (collectively the "Loans") to Borrower in accordance with the terms thereof. The Loans are evidenced by that certain Promissory Note of even date with the Credit Agreement, in the stated principal amount of $5,000,000.00, bearing interest and being payable to the order of Lender as therein provided (as amended, the "Note"). The Credit Agreement, the Note and the documents, instruments and agreements executed in connection therewith are collectively referred to herein as the "Loan Documents".

         B. Borrower has requested Lender to modify the Credit Agreement so as to require Annual Audited Financial Statements (as such term is defined in the Credit Agreement) only on Tidel Technologies, Inc., formerly known as American Medical Technologies, Inc., d/b/a AMT Industries, Inc., the parent of Borrower, and Annual Consolidating Financial Statements (as such term is defined in this Amendment), instead of Annual Audited Financial Statements, on Borrower.

         C. Lender, at the request of Borrower, for good and valuable consideration, is willing to enter into this Amendment upon the terms and conditions set forth below:

                               A G R E E M E N T:

         NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby covenant and agree as follows:

         1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

         2. Annual Audited Financial Statements. The second sentence of the definition of Annual Audited Financial Statements in the Credit Agreement is hereby amended to read in its entirety as follows:


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         The Annual Audited Financial Statements for the Parent and its
         Subsidiaries shall be prepared on a Consolidated and consolidating basis in accordance with GAAP.

         3. Annual Consolidating Financial Statements. Section 1.1 of the Credit Agreement is hereby amended by adding the following definition of Annual Consolidating Financial Statements:

                  Annual Consolidating Financial Statements shall mean the annual audited consolidating financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such fiscal year and an income statement, a retained earnings statement and a statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with GAAP by a "Big 6" accounting firm or other accounting firm of similar national standing and reputation.

         4. Financial Statements and Information. Clause (a) of Section 6.3 of the Credit Agreement is hereby amended to read in its entirety as follows:

         (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower or the Parent, as the case may be, Annual Audited Financial Statements of the Parent and its Subsidiaries, and Annual Consolidating Financial Statements of the Borrower;

         This amendment to clause (a) of Section 6.3 is effective for the fiscal year of the Parent and the Borrower that ended September 30, 1997, except that the Annual Consolidating Financial Statements of the Borrower for the 1997 fiscal year shall be furnished to the Lender by March 17, 1998.

         5. Costs and Expenses. Borrower agrees to reimburse Lender for Lender's costs and expenses, including, but not limited to, attorneys' fees and legal expenses, incurred by Lender in connection with the preparation of this Amendment and in connection with the negotiation and consummation of the transaction contemplated hereby.

         6. The Credit Agreement. All references to the Credit Agreement in the Loan Documents shall be deemed to be the Credit Agreement, as modified hereby. Borrower expressly promises to perform all of its obligations under the Credit Agreement and other Loan Documents, as modified by this Amendment.

         7. Acknowledgments of Borrower. Borrower hereby acknowledge and agree that (a) Lender is not in default in the performance of its obligations under the Loan Documents; (b) Borrower has no claims, counterclaims, offsets, credits or defenses to the Loan Documents and the performance of its obligations thereunder, or if Borrower has any such claims, counterclaims, offsets, credits or defenses to the Loan Documents or any transaction related to the Loans and/or the Loan Documents, same are hereby waived, relinquished and released in consideration of Lender's execution and delivery of this Amendment; (c) all of the provisions of the Loan Documents, except as amended hereby, are in full force and effect; and (d) upon the

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execution hereof, the Credit Agreement, the Note, and the other Loan Documents are not in default.

         8. Full Force and Effect. Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Credit Agreement, the Note, and all other Loan Documents are and shall remain in full force and effect and are incorporated herein by reference.

         9. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

         10. No Oral Agreements. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. THIS WRITTEN AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.




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         IN WITNESS WHEREOF, the parties have executed this First Amendment to
Credit Agreement as of the day and year first above written.

                                     LENDER:

                                      CHASE BANK OF TEXAS, N.A.,
                                      a national banking association



                                      By: /s/ JOANNE BRAMANTI
                                          Joanne Bramanti, Vice President


                                      BORROWER:

                                      TIDEL ENGINEERING, INC.,
                                      a Delaware corporation



                                      By: /s/ JAMES T. RASH
                                          James T. Rash, Chairman of the Board





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         By its execution below, Tidel Technologies, Inc., formerly known as
American Medical Technologies, Inc., a Delaware corporation ("Guarantor"), d/b/a AMT Industries, Inc., acknowledges and consents to all of the terms and conditions of this Amendment, and ratifies and confirms its respective Guaranty to and for the benefit of Lender. Guarantor acknowledges that Guarantor has no claims, counterclaims, offsets, credits or defenses to the Loan Documents and the performance of its obligations thereunder, or if Guarantor does have any such claims, counterclaims, offsets, credits or defenses to the Loan Documents or any transaction related to the Loans and/or the Loan Documents, same are hereby waived, relinquished and released in consideration of Lender's execution and delivery of this Amendment. Further, Guarantor agrees that nothing contained in this Amendment shall adversely affect any right or remedy of Lender under the Guaranty and that with respect to the Guaranty, all references in the Guaranty to the "Obligations" shall mean the "Obligations", as amended by this Amendment; that the execution and delivery of this Amendment shall in no way change or modify its obligations as Guarantor pursuant to its Guaranty; and that the execution and delivery of any agreements by Borrower and Lender in connection with this Amendment shall not constitute a waiver by Lender of any of Lender's rights against Guarantor.

                                     TIDEL TECHNOLOGIES, INC.,
                                     a Delaware corporation



                                     By:  /s/ JAMES T. RASH
                                          James T. Rash, Chairman of the Board